Exhibit 23.3

                          Independent Auditor's Consent

Board of Directors
Paradigm Holdings, Inc.
Rockville, Maryland

We consent to the use in this Amendment No.9 to Form S-1 of Paradigm Holdings, Inc. of our report dated December 16, 2005 on the financial statements of Blair Management Services, Inc. d/b/a Blair Technology Group for the years ended December 31, 2004 and 2003.

/s/ Young, Oakes, Brown & Company, P.C.
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Young, Oakes, Brown & Company, P.C.
January 17, 2006